Exhibit 99.1

LKQ Corporation Sets Date for European Segment Investor Call

Chicago, IL, Aug. 16, 2019 -- LKQ Corporation (Nasdaq: LKQ) will host a conference call and webcast before the market opens on Tuesday, September 10, 2019 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to provide an update on the Company’s European segment.

Conference Call Details
To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 2086748#.

Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 2086748#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through September 24, 2019. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com